Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2019 Financial Results
Full year subscription revenue increased 34% year-over-year to $155.1 million
Full year total revenue increased 17% year-over-year to $266.3 million
Tysons, VA – February 20, 2020 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2019.
"For the full year, we exceeded our guidance and grew subscription revenue by 34% to $155.1 million. Companies are choosing Appian because of our strong customer outcomes, growing partner ecosystem, and the speed of our low-code automation platform," said Matt Calkins, CEO & Founder.
Fourth Quarter 2019 Financial Highlights (under ASC 605):
•Revenue: Subscription revenue was $43.1 million for the fourth quarter of 2019, up 28% compared to the fourth quarter of 2018. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions and maintenance and support, increased 26% year-over-year to $44.3 million for the fourth quarter of 2019. Professional services revenue was $26.2 million for the fourth quarter of 2019, compared to $25.1 million for the fourth quarter of 2018. Total revenue was $70.5 million for the fourth quarter of 2019, up 17% compared to the fourth quarter of 2018. Subscription revenue retention rate was 116% as of December 31, 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(12.1) million for the fourth quarter of 2019, compared to $(13.3) million for the fourth quarter of 2018. Non-GAAP operating loss was $(8.7) million for the fourth quarter of 2019, compared to $(8.5) million for the fourth quarter of 2018.

•Net loss and non-GAAP net loss: GAAP net loss was $(10.0) million for the fourth quarter of 2019, compared to $(13.9) million for the fourth quarter of 2018. GAAP net loss per share attributable to common stockholders was $(0.15) for the fourth quarter of 2019, based on 67.3 million weighted-average shares outstanding, compared to $(0.22) for the fourth quarter of 2018, based on 63.8 million weighted-average shares outstanding. Non-GAAP net loss was $(6.6) million for the fourth quarter of 2019, compared to $(9.1) million for the fourth quarter of 2018. Non-GAAP net loss per share was $(0.10) for the fourth quarter of 2019, based on 67.3 million basic and diluted shares outstanding, compared to $(0.14) for the fourth quarter of 2018, based on 63.8 million basic and diluted shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA was $(7.2) million for the full year 2019, compared to $(7.9) million for the fourth quarter of 2018.
Full Year 2019 Financial Highlights (under ASC 605):
•Revenue: Subscription revenue was $155.1 million for the full year 2019, up 34% compared to the full year 2018. Total subscriptions revenue was $160.1 million for the full year 2019, an increase of 27% from the prior year. Professional services revenue was $106.3 million for the full year 2019, an increase of 5% from the prior year. Total revenue was $266.3 million for the full year 2019, up 17% compared to the full year 2018.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(49.1) million for the full year 2019, compared to $(46.7) million for full year 2018. Non-GAAP operating loss was $(32.7) million for the full year 2019, compared to $(30.7) million for the full year 2018.

•Net loss and non-GAAP net loss: GAAP net loss was $(49.4) million for the full year 2019, compared to $(49.5) million for the full year 2018. GAAP net loss per basic and diluted share attributable to common stockholders was $(0.75) for the full year 2019, based on 65.5 million weighted average shares outstanding, compared to $(0.80) for the full year 2018, based on 62.1 million weighted average shares outstanding. Non-GAAP net loss was $(32.8) million for the full year 2019, compared to $(33.4) million for the full year 2018. Non-GAAP net loss per share was $(0.50) for the full year 2019, based on 65.5 million basic and diluted shares outstanding, compared to $(0.54) for the full year 2018, based on 62.1 million basic and diluted shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA was $(27.9) million for the full year 2019.

•Balance sheet and cash flows: As of December 31, 2019, Appian had cash and cash equivalents of $159.8 million. For the fourth quarter of 2019, cash used in operating activities was $(6.0) million, compared with $(7.4) million in the fourth quarter of 2018. Cash used in operating activities was $(9.0) million for the year ended December 31, 2019, compared to cash used by operating activities $(31.3) million for the year ended December 31, 2018. In accordance with U.S. GAAP, the $17.0 million of tenant improvement allowance reimbursements received during the year ended December 31, 2019 are a source of cash in operating activities, while the $32.4 million of capital expenditures, largely for the build-out of Appian's new headquarters and the purchase of property and equipment, are recorded as cash used in investing activities.

Appian adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASC 606, on January 1, 2019, using the modified retrospective method. Financial results for the quarter and year ended December 31, 2019 are presented in accordance with ASC 606 and for purposes of comparability, financial information for the quarter and year ended December 31, 2019 have also been disclosed under ASC Topic 605, Revenue Recognition, or ASC 605. This press release and the associated fourth quarter 2019 earnings presentation, which can be found on Appian's website at https://investors.appian.com/investor-relations, includes additional information to reconcile the impact of the adoption of ASC 606.
Fourth Quarter 2019 Financial Highlights (under ASC 606):
•Revenue: Cloud subscription revenue was $26.4 million for the fourth quarter of 2019. Total subscriptions revenue was $42.1 million. Professional services revenue was $26.5 million. Total revenue was $68.6 million for the fourth quarter of 2019. Cloud subscription revenue retention rate, a new metric, was 115% as of December 31, 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(13.1) million for the fourth quarter of 2019. Non-GAAP operating loss was $(9.7) million for the fourth quarter of 2019.

•Net loss and non-GAAP net loss: GAAP net loss was $(10.8) million for the fourth quarter of 2019. GAAP net loss per share attributable to common stockholders was $(0.16) for the fourth quarter of 2019, based on 67.3 million weighted average shares outstanding. Non-GAAP net loss was $(7.4) million for the fourth quarter of 2019. Non-GAAP net loss per share was $(0.11) for the fourth quarter of 2019, based on 67.3 million basic and diluted weighted average shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA was $(8.2) million for the fourth quarter of 2019.
Full Year 2019 Financial Highlights (under ASC 606):
•Revenue: Cloud subscription revenue was $95.0 million for the full year 2019. Total subscriptions revenue was $151.3 million. Professional services revenue was $109.1 million. Total revenue was $260.4 million for the full year 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(50.5) million for the full year 2019. Non-GAAP operating loss was $(34.0) million for the full year 2019.

•Net loss and non-GAAP net loss: GAAP net loss was $(50.7) million for the full year 2019. GAAP net loss per basic share attributable to common stockholders was $(0.77) for the year 2019, based on 65.5 million weighted average shares outstanding. Non-GAAP net loss was $(34.1) million for the full year 2019. Non-GAAP net loss per share was $(0.52) for the full year 2019, based on 65.5 million basic and diluted shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA was $(29.3) million for the full year 2019.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter 2019 Business Highlights:
•Gartner Peer Insights named Appian a Customers’ Choice for enterprise Low-code platforms.
•Aite Group ranked Appian Best-in-Class for Financial Services Client Life Cycle.
•Appian released the latest version of its low-code automation platform.
•UiPath integrated with Appian's Robotic Process Automation orchestration capabilities.
•Naturgy, a leading multinational energy provider, selected Appian's low-code platform to fuel its digital transformation.
Financial Outlook:
The guidance below includes the adoption of ASC 606. As of February 20, 2020, guidance for the first quarter 2020 and full year 2020 under ASC 606 are as follows:
•First Quarter 2020 Guidance:
◦Cloud subscription revenue is expected to be in the range of $27.8 million and $28.1 million, representing year-over-year growth of between 31% and 32%.1
◦Total revenue is expected to be in the range of $71.0 million and $71.5 million, representing year-over-year growth of between 18% and 19%.
◦Adjusted EBITDA loss is expected to be in the range of $(12.0) million and $(11.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.20) and $(0.18). This assumes 67.6 million weighted average common shares outstanding.

•Full Year 2020 Guidance:
◦Cloud subscription revenue is expected to be in the range of $121.3 million and $123.1 million, representing year-over-year growth of between 28% and 30%.
◦Total revenue is expected to be in the range of $296.0 million and $298.0 million, representing year-over-year growth of 14%.
◦Adjusted EBITDA loss is expected to be in the range of $(34.0) million and $(32.0) million.
◦The impact from ASC 606 on full year 2020 subscriptions revenue is anticipated to be more than the $8.8 million decrease in 2019.
◦Non-GAAP net loss per share is expected to be in the range of $(0.58) and $(0.55). This assumes 68.3 million non-GAAP weighted average common shares outstanding.
1Under ASC 605, the estimated range for subscription revenue guidance for the first quarter 2020 represents a year-over-year growth rate of between 32% to 33%.
Conference Call Details:
Appian will host a conference call today, February 20, 2020, at 5:00 p.m. ET to discuss Appian's financial results for the fourth quarter and full year ended December 31, 2019 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13698412.
About Appian
Appian (NASDAQ: APPN) provides a low-code automation platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense and gain or loss on disposal of an asset. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full-year 2020, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 20, 2020 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Will Maina
ICR
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	Year Ended December 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Assets
Current assets
Cash and cash equivalents	$159,755	$—	$159,755	$94,930
Accounts receivable, net of allowance	70,408	—	70,408	79,383
Deferred commissions, current	14,543	(6,061)	20,604	14,020
Prepaid expenses and other current assets	32,955	16,343	16,612	21,293
Total current assets	277,661	10,282	267,379	209,626
Property and equipment, net	39,554	—	39,554	7,539
Operating right-of-use asset	24,205	—	24,205	—
Deferred commissions, net of current portion	28,979	15,780	13,199	15,088
Deferred tax assets	494	—	494	326
Other assets	592	—	592	601
Total assets	371,485	26,062	345,423	233,180
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,222	$—	$5,222	$9,249
Accrued expenses	7,488	—	7,488	7,464
Accrued compensation and related benefits	10,691	—	10,691	13,796
Deferred revenue, current	82,201	(28,985)	111,186	95,523
Operating lease liability, current	3,836	—	3,836	—
Finance lease liability, current	1,447	—	1,447	—
Other current liabilities	1,395	—	1,395	2,369
Total current liabilities	112,280	(28,985)	141,265	128,401
Operating lease liability, net of current portion	44,416	—	44,416	—
Finance lease liability, net of current portion	2,375	—	2,375	—
Deferred revenue, net of current portion	7,139	(4,891)	12,030	16,145
Deferred tax liabilities	38	—	38	42
Deferred rent, net of current portion	—	—	—	15,400
Total liabilities	166,248	(33,876)	200,124	159,988
Stockholders’ equity
Class A common stock	3	—	3	3
Class B common stock	3	—	3	3
Additional paid-in capital	340,929	—	340,929	218,284
Accumulated other comprehensive (loss) income	(285)	320	(605)	542
Accumulated deficit	(135,413)	59,618	(195,031)	(145,640)
Total stockholders’ equity	205,237	59,938	145,299	73,192
Total liabilities and stockholders’ equity	$371,485	26,062	$345,423	$233,180

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Subscriptions	$42,108	$(2,210)	$44,318	$35,108
Professional services	26,510	358	26,152	25,108
Total revenue	68,618	(1,852)	70,470	60,216
Cost of revenue:
Subscriptions	4,993	—	4,993	3,284
Professional services	17,780	—	17,780	18,926
Total cost of revenue	22,773	—	22,773	22,210
Gross profit	45,845	(1,852)	47,697	38,006
Operating expenses:
Sales and marketing	31,254	(860)	32,114	30,177
Research and development	15,625	—	15,625	12,332
General and administrative	12,028	—	12,028	8,799
Total operating expenses	58,907	(860)	59,767	51,308
Operating loss	(13,062)	(992)	(12,070)	(13,302)
Other (income) expense:
Other (income) expense, net	(2,822)	(228)	(2,594)	510
Interest expense	131	—	131	64
Total other (income) expense	(2,691)	(228)	(2,463)	574
Loss before income taxes	(10,371)	(764)	(9,607)	(13,876)
Income tax expense	426	—	426	27
Net loss	$(10,797)	$(764)	$(10,033)	$(13,903)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.01)	$(0.15)	$(0.22)
Weighted average common shares outstanding:
Basic and diluted	67,316,098	—	67,316,098	63,793,704

	Year Ended December 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Subscriptions	$151,299	$(8,786)	$160,085	$126,012
Professional services	109,053	2,791	106,262	100,731
Total revenue	260,352	(5,995)	266,347	226,743
Cost of revenue:
Subscriptions	17,098	—	17,098	11,997
Professional services	76,743	—	76,743	72,928
Total cost of revenue	93,841	—	93,841	84,925
Gross profit	166,511	(5,995)	172,506	141,818
Operating expenses:
Sales and marketing	117,440	(4,625)	122,065	105,992
Research and development	58,043	—	58,043	44,724
General and administrative	41,496	—	41,496	37,821
Total operating expenses	216,979	(4,625)	221,604	188,537
Operating loss	(50,468)	(1,370)	(49,098)	(46,719)
Other (income) expense:
Other (income) expense, net	(941)	(47)	(894)	2,295
Interest expense	367	—	367	198
Total other (income) expense	(574)	(47)	(527)	2,493
Loss before income taxes	(49,894)	(1,323)	(48,571)	(49,212)
Income tax expense	820	—	820	239
Net loss	$(50,714)	$(1,323)	$(49,391)	$(49,451)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.77)	$(0.02)	$(0.75)	$(0.80)
Weighted average common shares outstanding:
Basic and diluted	65,479,327	—	65,479,327	62,140,684

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Cost of revenue
Subscriptions	$185	$159	$647	$514
Professional services	287	1,072	2,748	1,717
Operating expenses
Sales and marketing	771	1,692	4,742	3,473
Research and development	497	1,310	3,480	2,416
General and administrative	1,648	574	4,826	7,934
Total stock-based compensation expense	$3,388	$4,807	$16,443	$16,054

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net loss	$(50,714)	$(1,323)	$(49,391)	$(49,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,742	—	4,742	2,021
Loss (gain) on disposal of equipment	146	—	146	(4)
Bad debt expense	99	—	99	211
Deferred income taxes	(330)	—	(330)	(218)
Stock-based compensation	16,443	—	16,443	16,054
Changes in assets and liabilities:				601
Accounts receivable	7,432	—	7,432	(23,332)
Prepaid expenses and other assets	8,754	4,095	4,659	(1,025)
Deferred commissions	(9,319)	(4,625)	(4,694)	(7,615)
Accounts payable and accrued expenses	(4,043)	—	(4,043)	7,461
Accrued compensation and related benefits	(3,072)	—	(3,072)	(3)
Other current liabilities	1,318	—	1,318	1,823
Deferred revenue	12,791	1,935	10,856	23,023
Operating lease liabilities	6,827	—	6,827	—
Deferred rent, non-current	—	—	—	(266)
Net cash used in operating activities	(8,926)	82	(9,008)	(31,321)
Cash flows from investing activities:
Purchases of property and equipment	(32,421)	—	(32,421)	(7,014)
Proceeds from sale of equipment	—	—	—	4
Net cash used in investing activities	(32,421)	—	(32,421)	(7,010)
Cash flows from financing activities:
Proceeds from public offering, net of underwriting discounts	101,653	—	101,653	58,258
Payment of costs related to public offerings	(350)	—	(350)	(429)
Proceeds from exercise of common stock options	4,899	—	4,899	3,133
Principal payments on finance lease obligations	(653)	—	(653)	—
Net cash provided by financing activities	105,549	—	105,549	60,962
Effect of foreign exchange rate changes on cash and cash equivalents	623	(82)	705	(1,459)
Net increase in cash and cash equivalents	64,825	—	64,825	21,172
Cash and cash equivalents, beginning of period	94,930	—	94,930	73,758
Cash and cash equivalents, end of period	$159,755	—	$159,755	$94,930

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,
	2019		2018
	As Reported (ASC 606)	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(13,062)	$(12,070)	$(13,302)
Add back:
Stock-based compensation expense	3,388	3,388	4,807
Non-GAAP operating loss	$(9,674)	$(8,682)	$(8,495)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(10,797)	$(10,033)	$(13,903)
Add back:
Stock-based compensation expense	3,388	3,388	4,807
Non-GAAP net loss	$(7,409)	$(6,645)	$(9,096)

Non-GAAP earnings per share:
Non-GAAP net loss	$(7,409)	$(6,645)	$(9,096)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	67,316,098	67,316,098	63,793,704
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.10)	$(0.14)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	(0.16)	$(0.15)	$(0.22)
Add back:
Non-GAAP adjustments to net loss per share	0.05	0.05	0.08
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.10)	$(0.14)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(10,797)	$(10,033)	$(13,903)
Other (income) expense, net	(2,822)	(2,594)	510
Interest expense	131	131	64
Income tax expense	426	426	27
Depreciation expense	1,469	1,469	568
Stock-based compensation expense	3,388	3,388	4,807
Adjusted EBITDA	$(8,205)	$(7,213)	$(7,927)

	Year Ended December 31,
	2019		2018
	As Reported (ASC 606)	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(50,468)	$(49,098)	$(46,719)
Add back:
Stock-based compensation expense	16,443	16,443	16,054
Non-GAAP operating loss	$(34,025)	$(32,655)	$(30,665)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(50,714)	$(49,391)	$(49,451)
Add back:
Stock-based compensation expense	16,443	16,443	16,054
Loss (gain) on disposal of asset	146	146	$(4)
Non-GAAP net loss	$(34,125)	$(32,802)	$(33,401)

Non-GAAP earnings per share:
Non-GAAP net loss	$(34,125)	$(32,802)	$(33,401)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	65,479,327	65,479,327	62,140,684
Non-GAAP net loss per share, basic and diluted	$(0.52)	$(0.50)	$(0.54)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	(0.77)	$(0.75)	$(0.80)
Add back:
Non-GAAP adjustments to net loss per share	0.25	0.25	0.26
Non-GAAP net loss per share, basic and diluted	$(0.52)	$(0.50)	$(0.54)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(50,714)	$(49,391)	$(49,451)
Other (income) expense, net	(941)	(894)	2,295
Interest expense	367	367	198
Income tax expense	820	820	239
Depreciation expense	4,742	4,742	2,020
Stock-based compensation expense	16,443	16,443	16,054
Adjusted EBITDA	$(29,283)	$(27,913)	$(28,645)